EX-99.906CERT
                                  CERTIFICATION

B. Reuben Auspitz, Chief Executive Officer, and Christine Glavin, Chief Financial Officer of Exeter Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief  Executive  Officer          Chief  Financial  Officer
Exeter  Fund,  Inc.                Exeter  Fund,  Inc.

/s/  B.  Reuben  Auspitz           /s/  Christine  Glavin

B.  Reuben  Auspitz                Christine  Glavin
Date:  August 28,  2003            Date: August  28,  2003

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Commission.